UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023

MP MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 S. Pavilion Center Drive, Suite 800
Las Vegas, Nevada 89135
(Address of principal executive offices and Zip Code)
(702) 844-6111
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 13, 2023, MP Materials Corp., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).
At the Annual Meeting, the stockholders of the Company: (i) elected two Class III directors to serve until the 2026 Annual Meeting of Stockholders; (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Proposal One. Election of two Class III directors to serve until the 2026 Annual Meeting of Stockholders. The final vote tabulation for each of the individual directors was as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Arnold W. Donald	111,432,128	1,272,107	24,718,962
Randall J. Weisenburger	94,038,536	18,665,699	24,718,962
The term of office of each of Connie K. Duckworth, Maryanne R. Lavan, James H. Litinsky, Andrew A. McKnight and General (Retired) Richard B. Myers continued following the Annual Meeting.
Proposal Two. Advisory vote to approve the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
109,887,217	2,523,705	293,313	24,718,962
Proposal Three. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final vote tabulation was as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
136,129,824	1,023,939	269,434	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 14, 2023	MP MATERIALS CORP.

		By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary
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